                               ACE*COMM CORPORATION

                              ARTICLES SUPPLEMENTARY


    ACE*COMM Corporation, a Maryland corporation having its principal office in Gaithersburg, Maryland, (the"Company") hereby certifies to the State Department of Assessments and Taxation of Maryland that:

    FIRST: These Articles Supplementary are filed in accordance with Section 3-603(c)(4) of the Maryland General Corporation Law (the "MGCL"), to the extent required to evidence the election of the Company to be included within the provisions of Section 3-602 of the MGCL. Notwithstanding the filing of these Articles, the Company's election so to be governed is qualified and limited to the extent set forth in the resolutions set forth below.

    SECOND: The Board of Directors of the Company duly adopted the following resolutions at a meeting held on June 23, 1996:

    RESOLVED, that, to the extent and only to the extent set forth in this Resolution, the Company elects that it shall be subject to the provisions of Subtitle 6 of Title 3 of the Maryland General Corporation Law (sometimes known as the Maryland Business Combination Law, or the "MBCL" herein), including the provisions of Section 3-602 thereof, with respect to business combinations with any person who first becomes an interested stockholders after the date of this Resolution (or with any affiliate of such interested stockholders) subject to the terms, conditions, exceptions and limitations set forth below.

              (1) Nothing contained herein shall deprive the Company or any person of any exemption or exception provided for in the MBCL, and (without limiting the foregoing) the ability of the Company by resolution of its Board of Directors to approve or exempt any business combination pursuant to Section 3-603(c) of the MBCL is expressly preserved.

              (2) The provisions of Section 3-602 of the MBCL shall not apply to a business combination with any person who is an interested stockholder of the Company or an affiliate thereof on the date of this Resolution or who becomes an interested stockholder of the Company or an affiliate thereof as of the time the Company first has 100 beneficial owners or who was an interested stockholder or an affiliate at any time prior thereto (each such interested stockholder being referred to herein as an "Excluded Person"), PROVIDED that this exception for Excluded Persons shall not preclude the application of the MBCL to any business combination by the Company with any other person who becomes an interested stockholder and who is deemed a beneficial owner of securities beneficially owned by any Excluded Person if such interested stockholder would be an interested stockholder without being deemed a beneficial owner of securities beneficially owned by an Excluded Person.

              (3) To the extent that terms used in this resolution are defined in the MBCL they shall have the meanings ascribed to them in the MBCL.

              (4) This Resolution constitutes, to the extent and only to the extent provided above, a limited and qualified election by the Board of Directors of the Company, pursuant to Section 3-603(d) of the MBCL, to be subject to the provisions of the MBCL, including Section 3-602 thereof, with respect to future interested stockholders and their affiliates. This Resolution may be added to or supplemented by resolution of the Board of Directors (without a vote of stockholders) to the maximum extent permitted by law. In the event that the MBCL shall be amended in the future, the Company retains, to the maximum extent that shall be permitted by law, the power to make such additional provisions, by resolution of the Board of Directors (without a vote of stockholders) as the Board of Directors shall deem appropriate to carry out the intent of this Resolution in view of any such amendment.

              (5)  The date of this Resolution is June 24, 1996.

    FURTHER RESOLVED, that the appropriate officers of the Company be and they hereby are directed to execute and file with the Maryland State Department of Assessments and Taxation any appropriate documents required to effect the intent of the foregoing resolutions.

    IN WITNESS WHEREOF, ACE*COMM Corporation has caused these presents to be signed in its name and on its behalf by its President or one of its Vice Presidents and its corporate seal to be hereunto affixed attested by its secretary this 14th day of
               ----

August, 1996, and the undersigned officers acknowledge that these Articles Supplementary are the act of the Corporation, that to the best of their knowledge, information and belief all matters and facts set forth herein relating to the authorization and approval of these Articles are true in all material respects, and that this statement is made under the penalties of perjury.

ATTEST:                                ACE*COMM Corporation



/s/ LORETTA RIVERS                           By: /s/ GEORGE T. JIMENEZ
-------------------------                       ----------------------------
Loretta Rivers, Secretary                       George T. Jimenez, President